STONEGATE MORTGAGE CORPORATION REPORTS THIRD QUARTER 2015
FINANCIAL RESULTS

Indianapolis, Ind. - November 4, 2015 - Stonegate Mortgage Corporation ("Stonegate Mortgage" or the "Company") (SGM), a leading, non-bank mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today reported results for the quarter ended September 30, 2015. The Company operates as an intermediary between residential mortgage borrowers and the ultimate investors of mortgages through originating, financing, and servicing U.S. residential mortgages.

“Stonegate is focused on maximizing shareholder value,” said Rich Kraemer, Interim CEO of Stonegate Mortgage.  “We are refocusing the company in four key areas: producing stable core earnings, continuing to originate quality loans, gaining efficiencies in our operations and strengthening our relationships internally and externally.”

Mortgage loan origination volume increased 1% to $3.48 billion during the third quarter of 2015 from $3.44 billion in the second quarter of 2015, and decreased 2% from $3.54 billion in originations during the third quarter of 2014. Nine months ended 2015 mortgage loan origination volume grew 5% to $9.76 billion compared to $9.27 billion in originations for the nine months ended 2014. Lock volume was down 4% to $4.32 billion during the third quarter of 2015 from $4.52 billion in the second quarter 2015, and up 4% from lock volume of $4.15 billion from the third quarter of 2014. Nine months ended 2015 lock volume was up 12% to $13.71 billion compared to $12.28 billion in lock volume for the nine months ended 2014.

The Company's servicing portfolio, as measured by unpaid principal balance ("UPB"), was $18.17 billion at September 30, 2015, an increase of 5% over the June 30, 2015 UPB of $17.24 billion and down 1% from the December 31, 2014 UPB of $18.34 billion.

Mortgage loan funded volume1 through the Company's warehouse lines of credit provided to its correspondent customers in the Company's Financing segment increased 3% to $881.2 million in the third quarter of 2015 from $856.8 million in the second quarter of 2015, and increased 168% from $328.2 million in the third quarter of 2014.

Revenues decreased 60% to $34.9 million in the third quarter of 2015 from $87.4 million in the second quarter of 2015, and were down 45% from $63.1 million in the third quarter of 2014. The decreases period over period were primarily due to decreases in the fair value of our MSRs. Revenues increased 5% to $166.7 million for the nine months ended 2015 from $159.1 million for the nine months ended 2014.

Net loss for the third quarter 2015 was $22.8 million, or $0.88 per diluted share, compared to net income of $11.1 million, or $0.43 per diluted share in the second quarter of 2015, and net loss of $1.7 million, or $0.07 per diluted share in the third quarter of 2014. Net loss for the nine months ended 2015 was $22.8 million, or $0.88 per diluted share, compared to net loss of $9.3 million, or $0.36 per diluted share for the nine months ended 2014. The primary cause of the net loss was the decrease in fair value of the MSR asset.

1 Excludes Crossline from all periods. Prior to the integration, Crossline Capital was considered a NattyMac account. Beginning on October 1, 2014, Crossline's volume was no longer funded through NattyMac.

Adjusted net income2 was $0.5 million, or $0.02 per diluted share2, for the third quarter of 2015, after excluding pre-tax non-cash mortgage servicing rights valuation adjustments of $28.1 million and adding certain other pre-tax non-cash expense items totaling $4.9 million. Adjusted net income was $1.1 million, or $0.04 per diluted share, for the second quarter of 2015 and adjusted net income was $3.1 million, or $0.12 per diluted share, for the third quarter of 2014. Nine months ended September 30, 2015 adjusted net income was $5.7 million, or $0.23 per diluted share. Nine months ended September 30, 2014 adjusted net income was $21.4 million, or $0.83 per diluted share. Refer to page 7 for a reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable measures calculated in accordance with GAAP.

2 Adjusted net income and adjusted diluted earnings per share are considered non-GAAP financial measures. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations. See page 7 of this release for a discussion of the use of these non-GAAP measures and a reconciliation of each of these non-GAAP measures to the most comparable measure prepared in accordance with GAAP.

Recent Developments

October 2015 Key Operating Highlights

•	Total origination volume was $999.4 million during the month of October 2015, down 14% compared with average origination volume of $1,161.1 million per month during the third quarter of 2015.

•	Average mortgage loans locked per business day in October 2015 decreased 22% to $52.6 million, compared with average locks per business day of $67.4 million during the third quarter of 2015.

Conference Call and Webcast

The Company will host a conference call tomorrow, November 5, 2015, at 9:00 a.m. EST in which management will provide an update on Stonegate Mortgage's operations.

To access the call please dial (877) 303-5863 from the United States, or (678) 304-6908 from outside the U.S. The conference call I.D. number is 53575424. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through December 5, 2015 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 53575424.

This call will also be available as a live webcast which can be accessed at Stonegate Mortgage's Investor Relations Website at http://investors.stonegatemtg.com/. Presentation materials for the call will also be available on the Company's Investor Relations Website at http://investors.stonegatemtg.com/.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly-traded, mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service, and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Corporation
Key Operating Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
(In millions)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Origination volume by channel:
Retail	$686.1	$755.9	$573.7	$2,035.2	$1,303.7
Wholesale	574.6	623.4	871.3	2,005.1	2,023.3
Correspondent	2,222.5	2,060.9	2,092.3	5,721.0	5,939.0
Total origination volume	$3,483.2	$3,440.2	$3,537.3	$9,761.3	$9,266.0

Average origination volume per business day	$54.4	$53.8	$55.3	$51.6	$49.0

Mortgage loan locks volume:
Mortgage loans locked	$4,316.4	$4,516.7	$4,151.8	$13,714.6	$12,276.9
Average mortgage loans locked per business day	$67.4	$70.6	$64.9	$72.6	$65.0

	As of
	September 30, 2015	December 31, 2014	September 30, 2014
Servicing portfolio	$18,165.0	$18,336.7	17,667.0

Stonegate Mortgage Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues
Gains on mortgage loans held for sale, net	$40,290	$51,334	$44,031	$144,465	$119,303
Changes in mortgage servicing rights valuation	(28,088)	17,753	(4,796)	(34,525)	(23,439)
Payoffs and principal amortization of mortgage servicing rights	(9,215)	(11,322)	(6,941)	(34,303)	(14,319)
Loan origination and other loan fees	7,999	7,724	7,752	22,067	19,560
Loan servicing fees	14,051	12,611	12,350	41,001	32,315
Interest and other income	9,867	9,343	10,658	27,961	25,652
Total revenues	34,904	87,443	63,054	166,666	159,072

Expenses
Salaries, commissions and benefits	40,605	42,919	37,644	121,502	106,206
General and administrative expense	11,101	9,569	9,044	29,086	26,691
Interest expense	7,957	8,295	7,984	24,661	18,153
Occupancy, equipment and communication	5,834	5,933	4,540	17,628	13,444
Provision for mortgage repurchases and indemnifications-change in estimate	66	437	801	589	1,706
Depreciation and amortization expense	2,841	1,846	1,395	6,468	3,671
Total expenses	68,404	68,999	61,408	199,934	169,871

(Loss) income before income tax (benefit) expense	(33,500)	18,444	1,646	(33,268)	(10,799)
Income tax (benefit) expense	(10,696)	7,310	3,325	(10,479)	(1,504)
Net (loss) income attributable to common stockholders	(22,804)	11,134	(1,679)	(22,789)	(9,295)

(Loss) income per share
Basic	$(0.88)	$0.43	$(0.07)	$(0.88)	$(0.36)
Diluted	$(0.88)	$0.43	$(0.07)	$(0.88)	$(0.36)

Stonegate Mortgage Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	September 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$40,527	$45,382
Restricted cash	42,180	4,482
Mortgage loans held for sale, at fair value	838,854	1,048,347
Servicing advances	10,015	11,193
Derivative assets	20,678	12,560
Mortgage servicing rights, at fair value	201,661	204,216
Property and equipment, net	23,794	17,047
Loans eligible for repurchase from GNMA	100,052	109,397
Warehouse lending receivables	139,117	85,431
Goodwill and other intangible assets, net	7,024	7,390
Subordinated loan receivable	30,000	30,000
Other assets	26,776	21,106
Total assets	$1,480,678	$1,596,551

Liabilities and stockholders' equity
Liabilities
Secured borrowings - mortgage loans	$525,884	$592,798
Secured borrowings - mortgage servicing rights	86,558	75,970
Secured borrowings - eligible GNMA loan repurchases	35,017	—
Mortgage repurchase borrowings	395,002	472,045
Warehouse lines of credit	988	1,374
Operating lines of credit	8,000	2,000
Accounts payable and accrued expenses	38,516	28,350
Derivative liabilities	14,797	9,044
Reserve for mortgage repurchases and indemnifications	5,286	4,967
Contingent earn-out liabilities	1,496	3,005
Liability for loans eligible for repurchase from GNMA	100,052	109,397
Deferred income tax liabilities, net	1,349	11,831
Other liabilities	6,902	5,695
Total liabilities	1,219,847	1,316,476

Stockholders' equity
Common stock, par value $0.01, shares authorized – 100,000,000; shares issued and outstanding: 25,784,456 and 25,780,973	264	264
Additional paid-in capital	270,628	267,083
Retained earnings	(10,061)	12,728
Total stockholders' equity	260,831	280,075
Total liabilities and stockholders' equity	$1,480,678	$1,596,551

Stonegate Mortgage Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2015	2014
Operating Activities
Net loss	$(22,789)	$(9,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	6,468	3,671
Losses on disposal of property and equipment	1,511	222
Gains on mortgage loans held for sale, net	(121,904)	(119,303)
Changes in mortgage servicing rights valuation	34,525	23,439
Payoffs and principal amortization of mortgage servicing rights	34,303	14,319
Provision for reserve for mortgage repurchases and indemnifications - change in estimate	589	1,706
Stock-based compensation expense	3,545	2,555
Deferred income tax benefit (expense)	(10,479)	(1,504)
Change in fair value of contingent earn-out liabilities	36	(217)
Payments of contingent earn-out liabilities in excess of original fair value estimate	(406)	—
Proceeds from sales and principal payments of mortgage loans held for sale	11,043,439	8,812,481
Originations and purchases of mortgage loans held for sale	(10,800,239)	(9,266,719)
Repurchases and indemnifications of previously sold loans	(41,169)	(13,521)
Changes in operating assets and liabilities:
Restricted cash	(37,698)	(320)
Servicing advances	1,178	(1,015)
Warehouse lending receivables	(53,686)	(47,742)
Other assets	(2,601)	(2,007)
Accounts payable and accrued expenses	7,800	3,425
Other liabilities	1,207	—
Due to related parties	—	(608)
Net cash provided by (used in) operating activities	43,630	(600,433)

Investing activities
Net proceeds from sale of mortgage servicing rights	58,891	21,541
Subordinated loan receivable	—	(29,428)
Purchases of property and equipment	(11,039)	(5,067)
Capitalized long-lived assets	(1,858)	—
Purchases in a business combination, net of cash acquired	—	(258)
Purchase of mortgage servicing rights	(86)	(1,811)
Net cash provided by (used in) investing activities	45,908	(15,023)

Financing activities
Proceeds from borrowings under mortgage funding arrangements - mortgage loans and operating lines of credit	28,342,728	29,760,288
Repayments of borrowings under mortgage funding arrangements - mortgage loans and operating lines of credit	(28,445,867)	(29,127,592)
Proceeds from borrowings under mortgage funding arrangements - MSRs	20,500	—
Repayments of borrowings under mortgage funding arrangements - MSRs	(9,911)	—
Payments of contingent earn-out liabilities not exceeding original fair value estimate	(1,139)	(450)
Payments of debt issuance costs	(704)	(1,146)
Net cash (used in) provided by financing activities	(94,393)	631,100

Change in cash and cash equivalents	(4,855)	15,644
Cash and cash equivalents at beginning of period	45,382	43,104
Cash and cash equivalents at end of period	$40,527	$58,748

Stonegate Mortgage Corporation
GAAP Reconciliation
(Unaudited)

We calculate adjusted net income and adjusted diluted earnings per share as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted net income and adjusted diluted earnings per share exclude certain items that we do not consider part of our core operating results, including changes in valuation inputs and assumptions on our MSRs, stock-based compensation expenses, severance expenses, sale or disposal of long-lived assets, other non-routine costs and acquisition related costs. Other non-routine costs consists primarily of expenses associated with the write down of certain assets in the third quarter of 2015 and guarantees and other compensation expense prior to the period of meaningful origination production during the first quarter of 2014. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for (loss) income before income taxes, net (loss) income or diluted (LPS) EPS prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net (loss) income	$(22,804)	$11,134	$(1,679)	$(22,789)	$(9,295)
Adjustments:
Changes in valuation inputs and assumptions on MSRs[1]	28,088	(17,753)	4,796	34,525	23,439
Stock-based compensation expense	1,900	823	783	3,545	2,555
Acquisition related costs	—	—	—	—	49
Severance expense	1,605	—	—	1,605	—
Sale or disposal of long-lived assets	1,191	319	—	1,510	—
Other non-routine expenses[2]	221	—	—	221	9,593
Tax effect of adjustments	(9,730)	6,584	(775)	(12,959)	(4,953)
Adjusted net income	$471	$1,107	$3,125	$5,658	$21,388

Diluted (loss) income per share	$(0.88)	$0.43	$(0.07)	$(0.88)	$(0.36)
Adjustments:
Changes in valuation inputs and assumptions on MSRs	1.09	(0.69)	0.19	1.34	0.91
Stock-based compensation expense	0.07	0.03	0.03	0.14	0.10
Acquisition related costs	—	—	—	—	—
Severance expense	0.06	—	—	0.06	—
Sale or disposal of long-lived assets	0.05	0.01	—	0.06	—
Other non-routine expenses	0.01	—	—	0.01	0.37
Tax effect of adjustments	(0.38)	0.26	(0.03)	(0.50)	(0.19)
Adjusted diluted earnings per share	$0.02	$0.04	$0.12	$0.23	$0.83
1 Changes in valuation inputs and assumptions on MSRs includes a realized loss.
2 For the three and nine months ended September 30, 2015, amount consists primarily of expenses associated with the write down of certain assets. For the nine months ended September 30, 2014, amount consists primarily of guarantees and other compensation expense prior to the period of meaningful origination production.

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our 2014 Annual Report on Form 10-K filed on March 6, 2015 and any revisions to those Risk Factors in subsequent filings, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay, 212-446-1864
wclay@sloanepr.com
or
Investor:
Stonegate Mortgage Corporation
Michael McFadden, 317-663-5904
michael.mcfadden@stonegatemtg.com